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                                                                    Exhibit 10.3

                        ADVANCED ENERGY INDUSTRIES, INC.
                             2001 STOCK OPTION PLAN
                            ADOPTED JANUARY 22, 2001
                      AS AMENDED AND RESTATED JUNE 24, 2002

         1. PURPOSE. The purpose of the Plan is to provide an incentive to attract, retain and reward individuals performing services for the Company, and to motivate such individuals to contribute to the growth and profitability of the Company.

         2. DEFINITIONS. Whenever the following terms are used in the Plan, they shall have the meaning indicated below, unless a different meaning is required by the context.

         (a) "Administrator" means either the Board or a committee of at least two Board members to which the Board allocates administration of the Plan.

         (b)      "Board" means the board of directors of the Corporation.

         (c)      "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Company" means, collectively, the Corporation and any "parent corporation" or "subsidiary corporation" of the Corporation as defined in Code
Section 424(e) and Section 424(f), respectively.

         (e) "Corporation" means Advanced Energy Industries, Inc., a Delaware corporation.

         (f) "Fair Market Value" means, with respect to a Share as of any date, the closing sale price of a Share on such date (or previous business day if such date is not a business day) on the principal exchange or market on which Shares are then listed or admitted to trading. If, for any reason, the preceding rule cannot be applied to determine fair market value, then the Committee shall make a good faith determination of fair market value.

         (g) "Optionee" means a person to whom an option has been granted under the Plan. If an option is assigned pursuant to Section 6(b), the term "Optionee" shall mean the assignee when required by the context.

         (h) "Plan" means this Advanced Energy Industries, Inc. 2001 Stock Option Plan.

         (i) "Service" means the Optionee's employment or service with the Company, whether in the capacity of an employee, a director, or a consultant.

         (j)      "Share" means one share of common stock of the Corporation.

         3. ADMINISTRATION. The Plan shall be administered by the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority to select the persons to be granted options under this Plan, to fix the number of shares that each Optionee may purchase, to determine the exercise price of options granted, to set the terms and conditions of each option (including the period over which the option becomes exercisable), and to determine all other matters relating to administration and operation of the Plan. All questions of interpretation,

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implementation, and application of the Plan shall be determined by the
Administrator in its sole discretion. Such determinations shall be final and binding on all persons. No member of the Board or committee that acts as Administrator shall be liable for any act or omission on such member's own part, including but not limited to the exercise of any power or discretion given to such member under the Plan, except for those acts or omissions resulting from such member's own gross negligence or willful misconduct.

         4. SHARES SUBJECT TO THE PLAN. The maximum number of Shares that may be issued pursuant to options granted under the Plan is 600,000 (Six Hundred Thousand), subject to adjustment as provided in section 6(d). If an option expires, is surrendered, or becomes unexercisable without having been exercised in full, or if any unissued Shares are retained by the Corporation upon exercise of an option in order to satisfy the exercise price for such option or any withholding taxes due with respect to such exercise, the unissued or retained Shares shall become available for future grant under the Plan (unless the Plan has terminated). If unvested Shares are forfeited (repurchased by the Corporation at their original purchase price), such Shares shall also become available for future grant under the Plan, but the total number of such forfeited Shares that become available may not exceed twice the maximum number set forth above (subject to adjustment as provided in section 6(d)). Other Shares that actually have been issued under the Plan pursuant to an option shall not be returned to the Plan and shall not become available for future grant under the Plan.

         5. ELIGIBILITY. The Administrator may grant an option or options to any employee or consultant of the Company, as selected in the sole discretion of the Administrator; provided, however, that no option may be granted to an individual who, with respect to the Corporation at the date of grant, is a director or officer (within the meaning of Section 16 of the Securities Exchange Act of 1934).

         6.       GENERAL TERMS AND CONDITIONS.

         (a) Option Agreements. Each option granted under the Plan shall be authorized by action of the Administrator and shall be evidenced by a written agreement in such form as the Administrator shall from time to time approve, which agreement shall comply with and be subject to the terms and conditions of the Plan. All options granted under the Plan are nonqualified options, and are not subject to the provisions of Code Section 422.

         (b) Transferability. Options granted under the Plan are not transferable by the Optionee and shall be exercisable during the Optionee's lifetime only by the Optionee; provided, however, that an option may be transferred upon the approval of the Administrator (in its sole discretion) by appropriate instrument to an inter vivos or testamentary trust in which the option is to be passed to the Optionee's beneficiaries upon the Optionee's death or by gift to the Optionee's immediate family (consisting of the Optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships). No option or interest therein may be otherwise transferred, assigned, pledged, or hypothecated by Optionee, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process. Any such purported assignment, sale, transfer, delegation, or other disposition shall be null and void.

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         (c)      Modification, Extension, and Renewal. The Administrator shall have the power to modify, extend, or renew outstanding options and authorize the grant of new options in substitution therefor, provided that any such action may not have the effect of significantly impairing any rights or obligations of any option previously granted without the consent of Optionee.

         (d) Changes in Capitalization or Corporate Transaction. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, separation, liquidation or other change in the corporate structure or capitalization affecting the Shares, appropriate adjustment shall be made by the Administrator in the kind, option price, and number of shares of stock (including, but not limited to, the maximum number of Shares reserved under the Plan) that are or may become subject to options granted or to be granted under the Plan.

         7.       EXERCISE.

         (a) Exercise Price. The exercise price of an option shall be not less than the Fair Market Value of a Share on the date of the grant of the option.

         (b) Time of Exercise. An option shall become exercisable as specified in the option agreement; provided, however, that (i) an option shall not be exercisable after the 10th anniversary of the date of grant and (ii) unless expressly provided otherwise in the option agreement, an option shall not be exercisable to the extent its exercise would result (determined at the time of exercise) in compensation not deductible by the Company under Code Section 162(m).

         (c) Notice of Exercise. Optionees may exercise only by providing written notice to the Corporation at the address specified in the option agreement, accompanied by full payment for the Shares to be purchased. After receiving proper notice of exercise and payment, the Corporation shall issue a certificate(s) for the Shares purchased, registered in Optionee's name (or in Optionee's name and the name of Optionee's spouse as community property or as joint tenants with a right of survivorship). Such certificate(s) shall bear a legend similar to the following, if applicable:

             This Stock is Subject to Restrictions on Negotiability

         This stock is held pursuant to a certain Agreement effective as of _________________, a copy of which is filed with the Secretary of the Corporation, and this stock cannot be sold, transferred, bequeathed, hypothecated, encumbered, or otherwise disposed of, except as provided in the Agreement and subject to the terms thereof.

         (d) Taxes and Withholding. The Company shall have the right to deduct from the Shares issuable upon the exercise of an option, or to accept from Optionee the tender of, a number of whole Shares having a fair market value, as determined by the Administrator, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to such option or the Shares acquired upon the exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require Optionee, through payroll withholding, cash payment or otherwise, including by means of a

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cashless exercise (as described in Section 8(b)), to make adequate provision for any such tax withholding obligations of the Company arising in connection with the option, or the Shares acquired upon the exercise thereof.

         8. PAYMENT OF EXERCISE PRICE. Payment of any option's exercise price may be made in cash, by check or cash equivalent. At the sole discretion of the Administrator, the exercise price may be made as follows:

         (a) By Tender of Stock. Payment may be made by tender (or by attestation) to the Corporation of Shares owned by Optionee having a Fair Market Value (as determined by the Administrator without regard to any restrictions on transferability applicable to such Shares by reason of federal or state securities laws or agreements with the Corporation's underwriter) not less than the exercise price; provided that, an option may not be exercised by tender to the Corporation of Shares to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Shares. Unless otherwise provided by the Administrator, an option may not be exercised by tender to the Corporation of Shares unless such Shares either have been owned by Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Corporation.

         (b) By Cashless Exercise. The Administrator reserves, at any and all times, the right, in the Administrator's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of options by payment by the assignment of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon the exercise of the option, including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System.

         (c) By Promissory Note. Payment may be made by Optionee's promissory note in a form approved by the Administrator, except that no promissory note shall be permitted if the exercise of an option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Administrator shall determine; provided that (i) the note (including interest) shall be full recourse, (ii) interest shall be payable in at least annual installments at a current market interest rate, (iii) the note shall be secured by the Shares acquired, and (iv) the remaining balance of the note (including accrued interest) shall be due and payable within 90 days of termination of Optionee's Service for any reason. Unless otherwise provided by the Administrator, if the Corporation at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Corporation's securities, any promissory note shall comply with such applicable regulations, and Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

         (d) By Other Consideration. Payment may be made by such other consideration or by any combination of cash, stock, cashless exercise, promissory note or other consideration as may be approved by the Administrator from time to time to the extent permitted by applicable laws.

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         9.       TERMINATION OF OPTIONS.

         (a) Termination of Service. If an Optionee's Service terminates, his or her rights to exercise an option then held shall be limited. Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which Optionee renders Service or a change in the Company, provided that there is no interruption or termination of Optionee's employment or service. Optionee's Service with the Company shall be treated as continuing intact while the Optionee is on military, sick leave, or other bona fide leave of absence (such as temporary employment by the government) approved by the Company if the period of such leave does not exceed 90 days, or, if longer, so long as the Optionee's right to reemployment with the Corporation is guaranteed either by statute or by contract. Where the period of leave exceeds 90 days and where the Optionee's right to reemployment is not guaranteed either by statute or by contract, Service will be deemed to have terminated on the 91st day of such leave. Subject to the foregoing, the Administrator, in its sole discretion, shall determine whether Optionee's Service has terminated and the effective date thereof.

         (b) Regular Termination. Except as otherwise provided in paragraphs (c) through (e), if an Optionee's Service terminates, Optionee shall have the right for a period of 3 months after the date of termination to exercise the option to the extent Optionee was entitled to exercise the option on that date; provided, however, that the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

         (c) Termination by Disability. If an Optionee becomes disabled (within the meaning of Code Section 22(e)(3)) while in Service, Optionee or his or her qualified representative shall have the right for a period of twelve (12) months after the date on which Optionee's Service ends to exercise the option to the extent Optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

         (d) Termination Upon Death. If an Optionee dies while in Service, the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the Optionee shall have the right for a period of twelve (12) months after the date of death to exercise the option to the extent Optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

         (e) Termination for Cause. If an Optionee's Service is terminated by the Company for Cause, Optionee shall have no right to exercise the option, and the option will terminate. "Cause" means that Optionee is determined by the Administrator to have committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company, or to have deliberately disregarded the rules of the Company which resulted in loss, damage, or injury to the Company, or because Optionee has made any unauthorized disclosure of any of the secrets or confidential information of the Company, has induced any client or customer of the Company to breach any contract with the Company, has induced any principal for whom the Company acts as agent to terminate the agency relationship, or has engaged in any conduct that constitutes unfair competition with the Company. Any action on the part of the Optionee that is described in this

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paragraph will constitute Cause, for purposes of this Plan, only if the action results in a material or significant loss to the Company, as determined in the sole discretion of the Administrator.

         (f) Option Agreement. The option agreement may provide rules different from those set forth in subsections (a) through (e), provided that, in the absence of Cause, the option must be exercisable for at least 30 days after termination of Service (6 months in the case of termination caused by death or disability), but not after the expiration of the term of the option.

         10. CHANGE IN CONTROL. In the event of (i) a merger or consolidation in which the Corporation is not the surviving corporation or (ii) a reverse merger in which the Corporation is the surviving corporation but the shares of the Corporation's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law (collectively, a "Change in Control"), then (i) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) such options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options for those outstanding under the Plan, then such options shall be terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Corporation, any option outstanding under the Plan shall terminate if not exercised prior to such event.

         11.      VESTING OF SHARES.

         (a) Vesting. Shares shall become vested as specified in the option agreement. Shares acquired on exercise of an option shall first be attributable to vested Shares, then unvested Shares. Shares shall cease to vest at the time of termination of Service.

         (b) Unvested Share Repurchase Right. Shares acquired under the Plan that have not vested may be repurchased by the Corporation at the original exercise price if the Optionee's Service with the Company is terminated for any reason or no reason, with or without Cause (as defined in Section 9(e)). The Corporation may assign any unvested Share repurchase right it may have, whether or not then exercisable, to such person or persons as may be selected by the Corporation. The Corporation may require the Optionee to place certificates for any unvested Shares in escrow under reasonable terms established by the Administrator.

         (c) Exercise of Unvested Share Repurchase Right. The unvested Share repurchase right may be exercised by written notice to Optionee within 60 days after termination of Optionee's Service (or exercise of the option, if later). If notice is not given within such 60-day period, the repurchase option shall terminate unless the parties have extended the time for its exercise. The repurchase right must be exercised for all unvested Shares, unless the parties agree otherwise. Cash payment (or cancellation of purchase money indebtedness) must be made by the thirtieth (30th) day after the date of the written notice to Optionee of the exercise of the repurchase right.

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         12.      SECURITIES LAW COMPLIANCE.

         (a) General Rules. The grant of options and the issuance of Shares upon exercise of options shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. Options may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, no option may be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the option be in effect with respect to the Shares issuable upon exercise of the option, or (ii) in the opinion of legal counsel to the Corporation, the Shares issuable upon exercise of the option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

         (b) Conditions of Exercise. As a condition to the exercise of any option, the Corporation may require Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Corporation.

         13.      MISCELLANEOUS.

         (a) No Right to an Option. Nothing in the Plan shall be construed to give any person any right to be granted an option.

         (b) No Employment Rights. Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will utilize Optionee's services for any period of time, or in any position, or at any particular rate of compensation.

         (c) No Shareholders' Rights. Optionee shall have no rights as a shareholder with respect to the Shares covered by his or her options until the date of the issuance to him or her of a share certificate for the Shares, and no adjustment will be made for dividends or other rights for which the record date is prior to the date the certificate is issued.

         (d) Claims. Any person who makes a claim for benefits under the Plan or under any option agreement entered into pursuant to the Plan shall file the claim in writing with the Administrator. Written notice of the disposition of the claim shall be delivered to the claimant within 60 days after filing. If the claim is denied, the Administrator's written decision shall set forth (i) the specific reason or reasons for the denial, (ii) a specific reference to the pertinent provisions of the Plan or option agreement on which the denial is based, and (iii) a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary. No lawsuit may be filed by the claimant until a claim is made and denied pursuant to this subsection.

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         (e)      Attorneys' Fees. In any legal action or other proceeding
brought by either party to enforce or interpret the terms of the option agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

         (f) Confidentiality. The terms and conditions of the option agreement, including without limitation the number of Shares for which the option is granted, are confidential. Optionee shall not disclose the terms of the option to any third party, except to Optionee's financial or legal advisors, tax preparer or family members, unless disclosure is required by law.

         (g) Corporation Free to Act. An option grant shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Corporation's capital structure or its business, or any merger or consolidation of any member of the Company or any issue of bonds, debentures, or preferred or preference stocks affecting the Shares or the rights thereof, or of any rights, options, or warrants to purchase any capital stock of the Corporation, or the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings of the Corporation, whether of a similar character or otherwise.

         (h) Severability. If any provision of the Plan or option agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, that provision shall be enforced to the greatest extent permitted by law, and the remainder of this Plan and option agreement and of that provision shall remain in full force and effect as applied to other persons, places, and circumstances.

         (i) Substitution/Assumption. The Company may substitute or assume outstanding options granted by another company by either (i) granting an option under this Plan in substitution of such other company's option or (ii) assuming such option as if it had been granted under this Plan if the terms of such assumed option are consistent this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed option would have been eligible to be granted an option under this Plan if the other company had applied the rules of this Plan to such grant. In the event of an assumption hereunder, the terms and conditions of the option will remain unchanged, except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately in the manner described in Code Section 424(a). If the Company substitutes a new option for the old option, such new option may be granted with a similarly adjusted exercise price.

         (j) Exchange Requirements. The requirements of any stock exchange or other established market (such as the NASDAQ), on which the Corporation's common stock is traded, are hereby incorporated into this Plan by reference.

         (k) Governing Law. This Plan and the option agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts wholly made and performed in the State of Colorado.

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         14.      EFFECTIVE DATE OF THE PLAN. The Plan will become effective upon adoption of the Board. Options may be granted under the Plan at any time after the Plan's adoption and before the termination of the Plan. The Plan shall terminate on the 10th anniversary of its adoption.

         15. AMENDMENT OF THE PLAN. The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever.

         IN WITNESS WHEREOF, the undersigned Secretary of the Corporation certifies that this Plan was adopted by the Board on January 22, 2001, and effective as of the same date.

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